UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2009

Commission File Number 000-26926

ScanSource, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	57-0965380
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Logue Court, Greenville, South Carolina	29615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 288-2432

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 17, 2009, U.S. District for the District of South Carolina, Greenville Division entered a Consent Order for Final Approval of Settlement, attached hereto and incorporated herein by reference as Exhibit 99.1 (the “Final Order”), in connection with certain shareholder derivative actions previously disclosed entitled In re ScanSource, Inc. Derivative Litigation (the “Derivative Action”). The Final Order approved the Stipulation of Compromise and Settlement (the “Settlement”) among ScanSource, Inc. (the “Company”), the shareholder derivative plaintiffs, and the individually named defendants in the Derivative Action, who are either current or former officers or directors of the Company. The Settlement will be effective as of June 17, 2009, provided there are no appeals of the Final Order. The material terms of the Settlement were previously disclosed in the Company’s Form 8-K filed on April 15, 2009. The full text of the Settlement is incorporated herein by reference as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Consent Order for Final Approval of Settlement

Exhibit 99.2	Stipulation of Compromise and Settlement, dated as of April 14, 2009 (Incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 15, 2009) (File No. 000-26926).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ScanSource, Inc.

Date: June 17, 2009	By:	/s/ Michael L. Baur
	Name:	Michael L. Baur
	Its:	Chief Executive Officer